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                                                                     Exhibit 5.1

                                                 (MAYER, BROWN, ROWE & MAW LOGO)

September 29, 2005

                                                    Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

Residential Capital Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

Re:  Residential Capital Corporation
     Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Residential Capital Corporation, a Delaware corporation ("ResCap"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and amendments thereto, the "Registration Statement") relating to the registration of (i) unsecured senior debt securities of ResCap (the "Senior Debt Securities"), to be issued pursuant to an Indenture, dated as of June 25, 2005, among ResCap, the Subsidiary Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), (the "Senior Indenture"); (ii) unsecured subordinated debt securities of ResCap (the "Subordinated Debt Securities"), to be issued pursuant to a Subordinated Indenture between ResCap and the Trustee (the "Subordinated Indenture"); and (iii) guarantees by GMAC Residential Holding Corp., GMAC-RFC Holding Corp., GMAC Mortgage Corporation, Residential Funding Corporation and HomeComings Financial Network, Inc. (each, a "Subsidiary Guarantor," and collectively, the "Subsidiary Guarantors") of the Senior Debt Securities (the "Subsidiary Guarantees"). The Senior Debt Securities and the Subordinated Debt Securities will be offered and sold from time to time in one more or series. Certain terms of the Senior Debt Securities and the Subordinated Debt Securities will be will be approved by the Board of Directors of ResCap or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Senior Debt Securities and the Subordinated Debt Securities (the "Corporate Proceedings").

     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of ResCap as we have deemed necessary or appropriate. We have also assumed without verification that the Senior Indenture and the Subordinated Indenture have been duly authorized, executed and delivered by the Trustee.

     We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.







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Mayer, Brown, Rowe & Maw LLP

Residential Capital Corporation
September 29, 2005
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We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based upon the foregoing, we are of the opinion that upon the completion of the Corporate Proceedings relating to a series of the Senior Debt Securities or the Subordinated Debt Securities and the due execution, authentication, issuance and delivery of the Senior Debt Securities and the Subsidiary Guarantees or the Subordinated Debt Securities, as the case may be, the Senior Debt Securities and the Subsidiary Guarantees or the Subordinated Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Senior Debt Securities and Subsidiary Guarantees or Subordinated Debt Securities, will be duly authorized and will be binding obligations of ResCap or the Subsidiary Guarantors, as the case may be, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or equity), and entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as the case may be.

     We know that we are referred to under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto.

                                        Sincerely,


                                        /s/ MAYER, BROWN, ROWE & MAW LLP

                                        MAYER, BROWN, ROWE & MAW LLP